UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2012

SANDRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-33784 (Commission File Number)	20-8084793 (I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On April 23, 2012 (the “Closing Date”), SandRidge Mississippian Trust II (the “Trust”) completed its initial public offering of 29,900,000 units of beneficial interest in the Trust denominated as common units (“Common Units”).

In connection with the closing of the offering, on the Closing Date, the Trust and SandRidge Exploration and Production, LLC, a Delaware limited liability company (“SandRidge E&P”) and a wholly owned subsidiary of SandRidge Energy, Inc. (“SandRidge”), entered into (i) a Perpetual Overriding Royalty Interest Conveyance (Kansas) (PDP), (ii)  a Perpetual Overriding Royalty Interest Conveyance (Oklahoma) (PDP), (iii) a Long-Term Overriding Royalty Interest Conveyance (Kansas) (Development) and (iv) a Perpetual Overriding Royalty Interest Conveyance (Oklahoma) (Development) (collectively, the “Perpetual Conveyances”), pursuant to which SandRidge E&P conveyed to the Trust perpetual royalty interests in certain oil and natural gas properties in Noble, Kay, Alfalfa, Grant and Woods counties in northern Oklahoma and Harper, Comanche, Sumner and Barber counties in southern Kansas, in each case,  in which SandRidge E&P holds interests (the “Oil and Gas Properties”).

Also on the Closing Date, SandRidge E&P and Mistmada Oil Company, Inc., an Oklahoma corporation and a wholly owned subsidiary of SandRidge (“Mistmada”), entered into (i) a Term Overriding Royalty Interest Conveyance (Kansas) (PDP), (ii) a Term Overriding Royalty Interest Conveyance (Oklahoma) (PDP), (iii) a Term Overriding Royalty Interest Conveyance (Kansas) (Development), and (iv) a Term Overriding Royalty Interest Conveyance (Oklahoma) (Development) (collectively, the “Term Conveyances”),  pursuant to which SandRidge E&P conveyed to Mistmada 20-year term royalty interests in the Oil and Gas Properties.  Also on the Closing Date, the Trust and Mistmada entered into (i) an Assignment of Overriding Royalty Interest (Kansas) and (ii) an Assignment of Overriding Royalty Interest (Oklahoma) (collectively, the “Assignments,” and together with the Term Conveyances and the Perpetual Conveyances, the “Conveyances”), pursuant to which Mistmada assigned to the Trust the term overriding royalty interests conveyed to it pursuant to the Term Conveyances.

The Conveyances were delivered on April 23, 2012 to be effective as of January 1, 2012, or, in the case of interests in the Oil and Gas Properties acquired by SandRidge E&P after January 1, 2012, to be effective as of the date so acquired.

As consideration for the royalty interests conveyed to the Trust pursuant to the Conveyances, the Trust delivered to SandRidge E&P and Mistmada 7,393,750 Common Units, 12,431,250 units of beneficial interest in the Trust denominated as subordinated units (“Subordinated Units”), and the net proceeds of the Trust’s initial public offering equal to approximately $590 million, after deducting underwriting discounts and commissions.

On the Closing Date, SandRidge, SandRidge E&P and the Trust entered into a Development Agreement (the “Development Agreement”) pursuant to which SandRidge agreed to drill certain oil and natural gas wells on the properties covered by certain of the Conveyances, as described in the prospectus, dated April 17, 2012 (File No. 333-178894), related to the initial public offering and filed with the Securities and Exchange Commission on April 18, 2012 pursuant to Rule 424(b) under the Securities Act of 1933  (the “Final Prospectus”).  The description of the Development Agreement contained in the section entitled “The Trust — Development Agreement and Drilling Support Lien” and elsewhere in the Final Prospectus is incorporated herein by reference. A copy of the Development Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.01 — Completion of Acquisition or Disposition of Assets

On the Closing Date, SandRidge E&P conveyed perpetual and term royalty interests in the Oil and Gas Properties to the Trust pursuant to the Conveyances.  The description of such transaction under Item 1.01 above is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(b) Pro forma financial information.

The Unaudited Pro Forma Condensed Balance Sheet as of December 31, 2011, Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2011, and related notes showing the pro forma effects of SandRidge’s conveyance of the royalty interests in the Oil and Gas Properties to the Trust were filed as Exhibit 99.2 to SandRidge Energy, Inc.’s Current Report on Form 8-K filed on April 9, 2012  and are incorporated herein by this reference.

(d) Exhibits.

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith
10.1	Development Agreement, by and between SandRidge Energy, Inc., SandRidge Exploration and Production, LLC and SandRidge Mississippian Trust II.					*

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.

By:	/s/ James D. Bennett
Name: James D. Bennett
Title: Executive Vice President and Chief Financial Officer

Date: April 24, 2012

Exhibit Index

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith
10.1	Development Agreement, by and between SandRidge Energy, Inc., SandRidge Exploration and Production, LLC and SandRidge Mississippian Trust II.					*